Exhibit 10.6

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2020, by and between Kismet Acquisition One Corp, a company incorporated in the British Virgin Islands with limited liability (the “Company”), and the undersigned party listed under the heading “Holder” on the signature page hereto (such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively, the “Holders”).

WHEREAS, the Sponsor (as defined below) owns an aggregate of 7,687,500 of the Company’s Ordinary Shares (as defined below) (the “Founder Shares”), which include an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters in the Company’s initial public offering exercise their option to purchase additional units;

WHEREAS, the Sponsor agreed to purchase 6,750,000 warrants (or 7,500,000 warrants if the underwriters in the Company’s initial public offering exercise in full their option to purchase additional units), each such warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment (the “Private Placement Warrants”), substantially simultaneously with the consummation of the Company’s initial public offering;

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial Business Combination (as defined below) the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may loan to the Company funds, of which up to $1,500,000 of such loans may be convertible into warrants, each such warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment (the “Working Capital Loan Warrants”); and

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Registrable Securities (as defined herein).

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” is defined in Section 3.6.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual control arrangements, or other similar type of transaction, of one or more businesses or entities.

“Commission” means the U.S. Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Founder Shares” is defined in the recitals to this Agreement.

“Holder” is defined in the preamble.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-Up Period” means, (i) in the case of the Founder Shares, one year after the date of the completion of the Company’s initial Business Combination or earlier if, subsequent to the initial Business Combination, (A) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least one hundred fifty (150) days after the initial Business Combination, or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property, and (ii) in the case of the Private Placement Warrants (and underlying Ordinary Shares), thirty (30) days after the completion of the Company’s initial Business Combination.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Misstatement” is defined in Section 3.1.13.

“Notices” is defined in Section 6.3.

“Ordinary Shares” means the ordinary Shares of the Company, no par value.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Private Placement Warrants” is defined in the recitals to this Agreement.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Founder Shares, (ii) the Private Placement Warrants (and underlying Ordinary Shares), and (iii) any equity securities (including Ordinary Shares issued or issuable upon the exercise of any such equity securities) of the Company issuable upon conversion of any Working Capital Loan Warrants. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Founder Shares, Private Placement Warrants (and underlying Ordinary Shares) and securities issuable upon conversion of the Working Capital Loan Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement (as defined below) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with and pursuant to such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require Registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale or resale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sponsor” means Kismet Sponsor Limited, a business company incorporated in the British Virgin Islands with limited liability.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Working Capital Loan Warrants” is defined in the recitals to this Agreement.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 hereof, at any time and from time to time on or after the date that the Company consummates a Business Combination, the Holders of a majority-in-interest of the then issued and outstanding Registrable Securities may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be included in such Registration and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all Holders of Registrable Securities of the demand, and each Holder who wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to the Demand Registration (each such Holder including shares of Registrable Securities in such Registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notice, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated to file another Registration Statement until the Registration Statement that has been previously filed pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an underwritten offering pursuant to a Demand Registration, advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares or other securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such underwritten offering: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata based on the respective number of shares that each such Demanding Holder has requested be included in such Registration, regardless of the number of Registrable Securities held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any underwritten offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such Registration by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed underwritten offering relating to a Demand Registration, then such Registration shall not count as a Demand Registration provided for in this Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the date the Company consummates a Business Combination the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for the account of shareholders of the Company (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (such Registration, a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares or other securities which the Company desires to sell, taken together with Ordinary Shares or other securities, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.2, and the Ordinary Shares or other securities, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Securities.

(b) If the Registration is a “demand” registration undertaken at the demand of persons other than the Holders, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), collectively the Ordinary Shares or other securities comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Securities.

2.2.3 Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-Back Registration. The Company (whether on its own determination or as the result of a request for withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggy-Back Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The Holders may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form Registration Statement which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed Registration to all other Holders, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if: (i) Form S-3 is not available for such offering or if the Company is not eligible to use Form S-3; or (ii) the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect a Registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 12-month period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders included in such Registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Holders whose Registrable Securities are included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders whose Registrable Securities are included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders whose Registrable Securities are included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. Prior to any public offering of Registrable Securities, the Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders whose Registrable Securities are included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders whose Registrable Securities are included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action for which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise so subject.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders whose Registrable Securities are included in such Registration Statement. No Holder whose Registrable Securities are included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by the Holders whose Registrable Securities are included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder whose Registrable Securities are included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. (i) The Company shall, on the date the Registrable Securities are delivered for sale pursuant to a Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders thereof, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as such Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders. (ii) The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event that a Registration is an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority of the Registrable Securities included in such Registration.

3.1.12 Transfer Agent. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.

3.1.13 Misstatements. The Company shall notify the Holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus, or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), and then to correct such Misstatement.

3.1.14 Road Show. If the Registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.1.15 FINRA. The Company shall cooperate with each Underwriter participating in the disposition of such Registrable Securities and Underwriters’ counsel in connection with any filings required to be made with The Financial Industry Regulatory Authority, Inc., including using commercially reasonable efforts to obtain pre-clearance and pre-approval of the Registration Statement and applicable prospectus upon filing with the Commission.

3.1.16 Certificated Securities. The Company shall, in the case of certificated Registrable Securities, cooperate with the Holders and the managing Underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Holders participating in such offering that the Registrable Securities represented by the certificates so delivered by such Holders will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as such Holders or managing Underwriters may reasonably request at least two business days prior to any sale of such Registrable Securities.

3.1.17 Further Assurances. The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale Registration, including on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Holder whose Registrable Securities are included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any Registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all Registration and filing fees and fees of any securities exchange on which Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration and (ix) the reasonable fees and expenses of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

3.5 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, stock powers, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.6 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration the statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.6. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder. Each selling Holder shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that no person, other than the Holders and the purchaser pursuant to the Forward Purchase Agreement, between the Company and Kismet Sponsor Limited, dated as of [•], 2020, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any Registration filed by the Company for the sale of shares of capital for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may not be freely assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or of any assignee of the Holders. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Kismet Acquisition One Corp

9 Building B, Lesnaya Street

Moscow, Russia 125196
Attn: Ivan Tavrin, Chief Executive Officer

Email: tioffice@kismetcg.com

with a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attn:  Alan I. Annex, Esq. and Jason T. Simon, Esq.

Email:  annexa@gtlaw.com and simonj@gtlaw.com

To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. Upon the written consent of the Company and the Holders of a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a Holder, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holders or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, however, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
KISMET ACQUISITION ONE CORP

By:
Name:	Ivan Tavrin
Title:	Chief Executive Officer

HOLDER:

KISMET SPONSOR LIMITED

By:
Name:
Title

EXHIBIT A

Name and Address of

Initial Member

Kismet Sponsor Limited
3rd Floor, Yarmraj Building, Market Square

PO BOX 3175, Road Town,

Tortola, British Virgin Islands